Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

CollaGenex Pharmaceuticals, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-31229, No. 333-73230, No. 333-112564 and No. 333-131247) on Form S-8 and the registration statements (No. 333-88697, No. 333-35634, No. 333-53766, No. 333-58568, No. 333-67044, No. 333-72166, No. 333-87556, No. 333-102773, No. 333-103008, No. 333-107918, No. 333-128334, No. 333-131295 and No. 333-131655) on Form S-3 of CollaGenex Pharmaceuticals, Inc. of our reports dated March 15, 2006, with respect to the consolidated balance sheets of CollaGenex Pharmaceuticals, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and  cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2005 and the effectiveness of internal controls over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of CollaGenex Pharmaceuticals, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 15, 2006